Exhibit 16



                              UHY LLP Certified Public Accountants




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Dear Commissioners:


We have read the statements included under Item 4.01 "Changes in Registrant's Certifying Accountant" in the Form 8-K filed with the U.S. Securities and Exchange Commission on or about December 22, 2011, of Gulfstar Energy Corporation, and we agree with such statements as they pertain to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,




UHY, LLP
Sterling, Michigan

December 22, 2011